Exhibit 10.5

Amendment to

Employment Agreement

This Amendment to Employment Agreement is made and entered into as of September 4, 2015 (this “Amendment”) by and among KemPharm, Inc., a Delaware corporation (the “Company”), and Tracy Woody (the “Executive”).

Background

A. The Company and Executive previously entered into that certain Employment Agreement dated as of March 30, 2015 (the “Employment Agreement”)

B.Pursuant to Section 16.F of the Employment Agreement, the Employment Agreement may be amended by a written instrument between the Company and the Executive; and

C.The Company and the Executive desire to amend the Employment Agreement as provided herein.

Amendment

For and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment hereby agree as follows:

1.Amendment to Section 2.C.  Section 2.C of the Employment Agreement is hereby amended to include the following Subsection 2.C(4) immediately following Subsection 2.C(3) thereof:

“(4) All options granted pursuant to this Section 2.C, and each other outstanding equity award granted to Executive, shall accelerate so as to be fully vested and immediately exercisable as of a Change in Control (as defined in the Company’s 2014 Equity Incentive Plan).”

2.This Amendment shall become effective immediately upon execution by the Company and the Executive.

3.Other than as set forth in this Amendment, all of the terms and conditions of the Employment Agreement shall continue in full force and effect.

[Signature Page Follows]

In Witness Whereof, the parties have executed this Amendment to Employment Agreement as of the date first written above.

COMPANY:

KemPharm, Inc.

By: /s/ Travis Mickle

Name: Travis Mickle

Title: President and CEO

In Witness Whereof, the parties have executed this Amendment to Employment Agreement as of the date first written above.

EXECUTIVE:

/s/ Tracy Woody

Tracy Woody